             PROXY               ABIOMED, Inc.               PROXY

     The undersigned hereby appoints David M. Lederman and Donald E. Paulson, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1995 Annual Meeting of Stockholders of ABOIMED, Inc. to be held on August 9, 1995 and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the election of directors and others matters as more fully described in the notice of and Proxy Statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting.

1.   Election of Directors (check one)

FOR ALL NOMINEES EXCEPT AS              WITHHOLD AUTHORITY
      MARKED BELOW                       ON ALL NOMINEES

        ---------                           --------

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

David M. Lederman, John F. O'Brien, W. Gerald Austen, Henri A. Termeer, Paul Fireman, Desmond H. O'Connell, Jr.

- -------------------------------------------------------------------------------

2. Amendment of certificate of incorporation to provide for classified board of directors and related charges.

     [_]  For      [_]  Against      [_]  Abstain

3. Amendment of certificate of incorporation regarding consideration of all relevant factors in connection with certain business combinations.

     [_]  For      [_]  Against      [_]  Abstain

4. Amendment of certificate of incorporation to increase authorized Common Stock from 10,000,000 to 25,000,000 shares.

     [_]  For      [_]  Against      [_]  Abstain

5. Amendment to 1992 Combination Stock Option Plan to increase shares authorized to be issued under plan.

     [_]  For      [_]  Against      [_]  Abstain

6. Amendment to 1989 Non-Qualified Stock Option Plan to Non-Employee Directors to increase shares authorized to be issued under plan.

     [_]  For      [_]  Against      [_]  Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS DESCRIBED IN THE NOTICE OF
              AND PROXY STATEMENT FOR THE MEETING.

             (Please execute and return in the enclosed envelope.)

Dated:________, 1995


                                             ----------------------------------


                                             ----------------------------------


(INSTRUCTIONS: SIGNATURES SHOULD BE THE SAME AS THE NAME PRINTED HEREON, EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.)